Exhibit 23.1

The Board of Directors

Micromuse Inc.

San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statement(s) on Form S-3 (No. 333-48036 and No. 333-36352) and Form S-8 (No. 333-46649, No. 333-91119, No. 333-70126, No. 333-71420, No. 333-102499, No. 333-115848 and No. 333-120594) of Micromuse Inc. of our report dual dated March 24, 2005 and May 11, 2005, relating to the consolidated financial statements of GuardedNet, Inc. as of and for the year ended December 31, 2004, which appears in this Form 8-K/A.

/S/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia

October 11, 2005